UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2026

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 7, 2026, Ultragenyx Pharmaceutical Inc. (the “Company”) and Baylor Research Institute (“BRI”) entered into a settlement agreement with Esjay Pharma Private Limited and Esjay Pharma LLC (collectively, “Esjay”) resolving patent litigation related to the Company’s DOJOLVI® (triheptanoin) oral liquid. The litigation, which was filed in the United States District Court for the District of New Jersey, resulted from submission by Esjay of an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration seeking approval to market a generic version of DOJOLVI in the United States. Under the terms of the settlement agreement, the Company will grant Esjay a non-exclusive, royalty-free license to market its generic version of DOJOLVI beginning January 1, 2033, which would be extended to July 1, 2033 if pediatric exclusivity is granted for DOJOLVI, subject to certain conditions and exceptions customary for agreements of this type. Similar patent litigation brought by the Company against other ANDA filers related to DOJOLVI remains pending in the U.S. District Court for the District of New Jersey.

As required by law, the settlement agreement will be submitted to the U.S. Federal Trade Commission and the U.S. Department of Justice. The description of the settlement agreement contained herein does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	August 11, 2026	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy